Exhibit 24.1

International Business Machines Corporation
New Orchard Road
Armonk, NY 10504

                                                January 5, 2015

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

I hereby authorize each of the following individuals, whose signatures appear below, as well as each of the International Business Machines
Corporation (IBM) employees holding the titles of Secretary; Assistant
Secretary; Vice President of Compensation; Director of Executive
Compensation; and Manager Executive Compensation Operations; and any
employee of IBM designated in writing by the Secretary of IBM, to sign and file on my behalf as an Executive Officer of IBM any Securities and Exchange Commission forms or documents in connection with any transactions by me in IBM securities, including without limitation
Form 3, Form 4, and Form 5 under the Securities Exchange Act of 1934 and Form 144 under the Securities Act of 1933.  The specimen signatures provided below may be signed on separate documents, and such documents taken together shall constitute a single document.

E. Barth                ________/s/ E. Barth________________________
D. Cummins                ________/s/ D. Cummins______________________
C. A. Hall                ________/s/ C. A. Hall______________________
G. A. Kuehnel                ________/s/ G. A. Kuehnel___________________
L. M. Lalli                ________/s/ L. M. Lalli_____________________
S. Lunin                ________/s/ S. Lunin________________________
L. Mallardi                ________/s/ L. Mallardi_____________________
C. Montgomery                ________/s/ C. Montgomery___________________

This authorization shall remain in effect for as long as I remain an executive officer of IBM.

                                        Very truly yours,
                                        /s/ Stanley J. Sutula III

                                        Stanley J. Sutula III